1

SUBSCRIPTION AGREEMENT FACE PAGE

THE JENEX CORPORATION

(the "Corporation")

1.

Private Placement

Units ("Unit" or "Units")

2.

Price per Common Unit

$0.18 per Unit

3.

Subscribed Number

of Units

_________________________

4.

Total Subscription

Price

$_________________________

PARTICULARS OF SUBSCRIBER

If an Individual:

If a Corporation:

_______________________________________

 ______________________________________

Full Name

Full Corporate Name

_______________________________________

_______________________________________

Residential Address

Head Office Address

_______________________________________

_______________________________________

City      Province/State     Postal Code

City      Province/State     Postal Code

_______________________________________

_______________________________________

Telephone

Telecopier

Attention

_______________________________________

_______________________________________

Social Insurance Number

Telephone

Telecopier

TERMS AND CONDITIONS OF SUBSCRIPTION FOR

UNITS THE JENEX CORPORATION

TO:

THE JENEX CORPORATION (the "Corporation")

The undersigned (the "undersigned" or the "Subscriber") hereby irrevocably subscribes for that number of Units as set forth and described on the Face Page hereof in consideration of a subscription price of $0.18, Canadian funds, per Unit. Each Unit shall consist of one common share (“Common Share”) and one Common Share purchase warrant (“Warrant”), with each full Warrant entitling the holder to acquire one additional Common Share at $0.40 per Common Share on or before that day which is the earlier of (i) twelve months from the closing of the sale of units or (ii) any 10 day period immediately following a period where the Corporation’s common shares have traded at a weighted daily average price greater than or equal  to 80 cents for 10 consecutive trading days and the average daily trading volume exceeds 5,000 common shares per day.

The sale and delivery of the Units subscribed for hereunder is conditional upon such sale being exempt from the prospectus and offering memorandum requirements of any applicable statute relating to the sale of such Units or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of preparing, filing, or delivering a prospectus or an offering memorandum.

Subscribers should note that the Units and all underlying securities will be subject to statutory restrictions upon resale, including a hold period of FOUR MONTHS and the certificates representing such Common Shares and Warrants will bear a legend to that effect.  Subscribers are advised to consult their own legal advisers in respect of restrictions on resale and the suitability of an investment in the securities offered hereby.

Subscription Procedures

The Corporation's obligation to issue to the Subscriber the Units subscribed for is conditional upon receipt by the Corporation, in care of the Corporation in trust until closing, prior to 9:00 a.m. (Toronto time) on or before March 16, 2004, (the "Closing Date") or such other date as the Corporation shall determine of the following documents duly completed and executed by a Subscriber.

(a)

Obtain a certified cheque, bank draft, or money order payable to The Jenex Corporation in Trust.

(b)

Complete and execute this Subscription Agreement, including the "Risk Acknowledgement" letter attached hereto, and all other Exhibits attached hereto, if applicable;

(c)

Deliver the foregoing to The Jenex Corporation, 207, Sheldon Court, Burlington, Ontario, L7L 5K6, on or before March 16, 2004

The closing of the offering is not subject to any minimum amounts and all funds received shall be made available to the Corporation for immediate use once the TSX Venture Exchange has issued its final approval of the Offering.  All funds will be held in trust until final approval is issued by the TSX Venture Exchange.

The Corporation shall be entitled to rely on delivery of a facsimile copy of this executed Subscription Agreement and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms hereof.

Closing

The sale of the Units will be completed at the offices of the Corporation’s legal counsel, Heighington Law Firm, Barristers & Solicitors, Suite 1120, 700 – 4th Avenue SW, Calgary, Alberta on the Closing Date on or about 2:00 pm (Toronto time) ("Closing Time"), or such other time as the Corporation may determine.

Representations and Warranties of the Corporation

By executing this Subscription Agreement, the Corporation represents, warrants and covenants to the Subscriber (and acknowledges that the Subscriber is relying thereon) as set forth below.

(a)

The Corporation has been duly incorporated and organized, and is a valid and subsisting corporation under the laws of the Province of Alberta, and is extra provincially registered in the Province of Ontario and is qualified to carry on business in each jurisdiction in which it has operations;

(b)

The Corporation has the full corporate right, power and authority to carry on its business as now conducted and to own and operate its properties and assets and the Corporation has the requisite corporate power, authority and capacity to execute and deliver this Agreement and to issue and deliver the Units to the Subscriber.

(c)

This agreement upon acceptance by the Corporation will constitute a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms.

(d)

The Corporation is not a party to, bound or affected by or subject to, any material indenture, mortgage, lease, agreement or instrument, or charter or by-law provision of the Corporation, which would be violated, contravened, breached, or under which any obligation would be accelerated or default or termination would occur, as a result of the consummation of any of the transactions provided for herein.

(e)

To the best of the information and belief of the Corporation, the Corporation's Common Shares are currently listed and posted for trading on the TSX Venture Exchange (the "Exchange") under the symbol “Jen”.

(f)

The Corporation is a "reporting issuer" in the Provinces of Alberta, British Columbia, and Ontario as such term is defined respectively under applicable securities legislation, and the Corporation is in good standing with the respective securities commissions in each of the aforementioned jurisdictions.

Representations, Warranties and Covenants by Subscriber

The Subscriber represents warrants and covenants to the Corporation (and acknowledges that the Corporation and its legal counsel are relying thereon) that:

(a)

it has been independently advised as to restrictions with respect to trading in the Units imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Units, the risks relating to an investment therein and of the fact that it may not be able to resell the Units or the underlying securities except in accordance with limited exemptions under applicable securities legislation and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and it agrees that any certificates representing the Units will bear a legend indicating that the resale of such securities is restricted; and

(b)

it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document purporting to describe the business and affairs of the Corporation and prepared for review by prospective purchasers to assist them in making an investment decision in respect of the Units other than continuous disclosure documents available in the public domain, the contents of which are prescribed by applicable securities law, that, in each case, has been filed with applicable securities commissions; and

(c)

it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Units; and

(d)

it is or is deemed to be purchasing the Units as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Units, it is resident in the jurisdiction set out as the “Subscriber’s Address” on the face page hereof and if the Subscriber is acting as agent for a principal/beneficial purchaser, such principal/beneficial purchaser is resident in the jurisdiction set forth in the Subscription Agreement as the “Principal’s Address” of the beneficial purchaser, and it or the beneficial purchaser fully complies with the criteria set forth below:

(i)

it is an individual and will have an aggregate acquisition cost of purchasing the Units of not less than $97,000 if resident in or otherwise subject to applicable securities laws of Alberta or British Columbia; or

(ii)

it is resident in or otherwise subject to applicable securities laws of Alberta and is a corporation, syndicate, partnership or other form of unincorporated organization, it will have an aggregate acquisition cost of not less than $97,000, it pre-existed the offering of the Units and has a bona fide purpose other than investment in the Units or, if created to permit such investment, the individual share of the aggregate acquisition cost for each participant is not less than $97,000; or

(iii)

it is resident in or otherwise subject to applicable securities laws of British Columbia and is a corporation, partnership, trust, fund, association or any other organized group of persons, it will have an aggregate acquisition cost of not less than $97,000, it was not created solely, nor is it used primarily, to permit a group of persons to purchase securities without a prospectus or, if it is such an entity created or used primarily for such purpose and is resident in or otherwise subject to applicable securities laws of British Columbia, each of the persons who form part of the group has contributed at least $97,000 to such entity for the purpose of purchasing the Units; or

(iv)

it is resident in or otherwise subject to applicable securities laws of British Columbia or Alberta and it is an “accredited investor”, as such term is defined in Multilateral Instrument 45-103 entitled “Capital Raising Exemptions” (“MI 45-103”) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 1 to this Subscription Agreement; or

(v)

it is resident in or otherwise subject to applicable securities laws of British Columbia or Alberta and it is purchasing the Units pursuant to the Family, Friends and Business Associates Exemption contained in MI 45-103 and is purchasing the Units as principal and the Subscriber is (circle appropriate subclause(s)):

(A)

a director, senior officer, or control person of the Corporation, or an affiliate of the Corporation;

(B)

a spouse, parent, grandparent, brother, sister or child of _______________[insert name] a director, senior officer or control person of the Corporation, or an affiliate of the Corporation;

(C)

a parent, grandparent, brother, sister or child of __________________[insert name] the spouse of a director, senior officer or control person of the Corporation or of an affiliate of the Corporation;

(D)

a close personal friend of ___________________[insert name] a director, senior officer or control person of the Corporation, or an affiliate of the Corporation;

(E)

a close business associate of _________________[insert name] a director, senior officer or control person of the Corporation, or an affiliate of the Corporation;

(F)

a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of __________________[insert name] a founder of the Corporation;

(G)

a parent, grandparent, brother, sister or child of ____________________[insert name] the spouse of a founder of the Corporation;

(H)

a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in subclauses (A) to (G); or

(I)

a trust or estate of which all of the beneficiaries of a majority of the trustees are persons or companies described in paragraphs (A) to (G); or

(vi)

it is resident in or otherwise subject to applicable securities laws of Ontario, it is an “accredited investor” as defined in Ontario Securities Commission Rule 45-501 entitled “Exempt Distributions” promulgated under the Securities Act (Ontario) and has concurrently executed and delivered a Representation Letter in the form attached as Exhibit 2 to this Subscription Agreement; or

(vii)

if it is a resident of or otherwise subject to applicable securities laws of any jurisdiction referred to in the preceding paragraphs but not purchasing thereunder, it or any beneficial purchaser for whom it is acting, is purchasing pursuant to an exemption from prospectus and registration requirements (particulars of which are enclosed herewith) available to it under applicable securities legislation of the jurisdiction of its residence and shall deliver to the Corporation and the Agent such further particulars of the exemption(s) and the Subscriber’s qualifications thereunder as the Corporation may request; and

(e)

it acknowledges that:

(i)

no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units; and

(ii)

there is no government or other insurance covering the Units; and

(iii)

there are risks associated with the purchase of the Units; and

(iv)

there are restrictions on the Subscriber’s ability to resell the Units or the underlying securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Units; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring Units pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(f)

it is aware that the Units have not been and will not be registered under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) or the securities laws of any state and that these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Units or the underlying securities; and

(g)

the Units have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Units and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered; and

(h)

it is not a U.S. Person (as defined in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Units on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(i)

it undertakes and agrees that it will not offer or sell the Units in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Units, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(j)

if a corporation, partnership, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained; and

(k)

if an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(l)

this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(m)

it acknowledges that this Subscription Agreement is not enforceable by the Subscriber until it has been accepted by the Corporation; and

(n)

in the case of a subscription by it for Units acting as agent for a principal/beneficial purchaser, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal/beneficial purchaser and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal/beneficial purchaser; and

(o)

it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and it, or, where it is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment; and

(p)

it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Corporation; and

(q)

it understands and acknowledges that Units are being offered for sale only on a “private placement” basis and that the sale and delivery of the Units and underlying securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum; and

(r)

if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Units as may be required, including, without limitation: (i) in the case of an “accredited investor” resident in or otherwise subject to applicable securities laws of British Columbia or Alberta, a representation letter in the form attached as Exhibit 1; (ii) in the case of an “accredited investor” resident in or otherwise subject to applicable securities laws of Ontario, a representation letter in the form attached as Exhibit 2; (iii) Form 4C - Corporate Placee Registration Form, a copy of which is attached hereto as Exhibit 3 for all Subscribers who are not individuals; and

(s)

it will not resell the Units except in accordance with the provisions of applicable securities legislation and stock exchange rules, if applicable, in the future; and

(t)

it does not act jointly or in concert with another Subscriber for Units for the purposes of the acquisition of Units;

(u)

the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of the Subscriber’s constating documents, or any agreement to which the Subscriber is a party or by which it is bound; and

(v)

none of the funds the Subscriber is using to purchase the Units are, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities; and

(w)

the Subscriber understands and acknowledges that the Units are being purchased pursuant to exemptions from the prospectus requirements contained in applicable securities legislation and, as a result:

(i)

the Subscriber is restricted from using most of the civil remedies available under applicable securities legislation;

(ii)

the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under applicable securities legislation; and

(iii)

the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation; and

(x)

the Subscriber acknowledges that it has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for Units, including, but not limited to, the applicable resale restrictions, and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

(y)

Additional Representations from U.S. Subscribers Only

(i)

The Subscriber is a U.S. Person (as defined in Regulation S under the 1933 Act, which definition includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and covenants, represents and warrants to the Corporation in accordance with Appendix C of this Agreement and will properly complete, execute and deliver to the Corporation the undertakings attached as Exhibit 4 to this Agreement.

(ii)

The Subscriber understands that it shall be issued a Receipt for the Units in connection with its subscription of Securities and that any Security certificate issuable pursuant hereto will be held by the Corporation and will be released subject to the receipt from the undersigned of one manually signed and completed copy of a Certificate of Beneficial Ownership attached hereto as Exhibit 5.

(iii)

It is not a resident of Canada and, if it is purchasing as agent or trustee, no beneficial purchaser for whom it is acting is a resident of Canada;

a)

it understands and accepts that the Securities are not qualified for sale or registered in any jurisdiction in Canada or the United States of America; the Securities purchased by it hereunder may not be sold and will not be sold in Canada or to any resident of Canada for the period of 90 days from the Closing Date (the "Term Date") or such longer period and upon such terms and conditions as applicable securities regulatory authorities may require, and without limiting the generality of the foregoing the applicable securities regulatory authorities may require that the Securities be made subject to restrictions on resale in Alberta, British Columbia and/or Ontario, including a hold period of four (4) months from the Closing Date, during which time the Securities may only be traded pursuant to an exemption from the registration and prospectus requirements of the applicable securities legislation or pursuant to an order from the applicable securities commission;

b)

the certificates evidencing the securities purchased by it

hereunder will bear a legend referring to the restrictions on resale described in paragraph a. above and the registrar and transfer agent for the Securities will be required to not register any transfer of the Securities purchased by the subscriber hereunder except in accordance with subparagraph a. above;

c)

it complies with the provisions of all applicable securities legislation in the jurisdiction of its residence and will provide such evidence of compliance therewith as the Corporation may request;

The Subscriber acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf he is contracting hereunder to purchase the Units under relevant securities legislation.  The Subscriber further agrees that by accepting the Units subscribed for pursuant hereto, at Closing Time, it shall be representing and warranting that the foregoing representations and warranties are true as at the Closing Time with the same force and effect as if they had been made by it as at the Closing Time and will survive the completion of the sale of such Units.  The Corporation shall be entitled to rely on the representations and warranties of the Subscriber contained hereto and the Subscriber shall indemnify and hold harmless the Corporation for any loss or damage it may suffer as a result of the misrepresentation of the Subscriber.

Appointment and Authority of Agent

The Subscriber hereby irrevocably authorizes the Corporation or its legal counsel, in its sole discretion:

(a)

to act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required or deemed necessary;

(b)

to approve any opinions, certificates or other documents addressed to the Subscriber; and

(c)

to receive on its behalf receipts or certificates representing the Units subscribed for under this Subscription Agreement.

Miscellaneous Provisions

The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time or, after the Closing Time.

(a)

The contract arising out of this Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

(b)

The division of this Subscription Agreement into sections, subsections, clauses, subclauses, and paragraphs and the provisions of headings for all or any thereof is for convenience of reference only and shall not affect the interpretation of this Agreement.

(c)

In this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith: (a) words importing the singular shall include the plural and vice versa; (b) words importing gender shall include the masculine, feminine and neuter genders; and (c) references to any statute shall extend to and include any orders-in-council or regulations passed under and pursuant thereto, of any amendment or re-enactment of such statute, orders-in-council or regulations, or any statute, orders-in-counsel or regulations substantially in replacement thereof.

(d)

Time shall be of the essence hereof.

(e)

All dollar amounts referred to herein are references to dollars of Canada.

(f)

Neither this Subscription Agreement nor any interest herein nor any of the rights arising hereunder may be assigned or transferred by the Subscriber in any manner, except with the prior written consent of the Corporation.  Subject to the foregoing, this Subscription Agreement shall enure to the benefit of and be binding upon the heirs, executors, successors and permitted assigns of the Subscriber and on the successors and assigns of the Corporation.

(g)

The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

(h)

No amendment or modification of this Subscription Agreement shall be binding unless in writing and signed by all parties hereto.

(i)

In the event that any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity or legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(j)

This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreement relating to the subject matter hereof except as stated or referred to herein.

DATED at the City of ____________ in the Province/State of ____________ this ____ day of ___________, 2004.

__________________________________________

(Name of Subscriber - please print)

By:

____________________________________

(Authorized Signature)

__________________________________________

(Official Capacity or Title, if

applicable - please print)

___________________________________________

(Please print name of individual whose

signature appears above if different than

the name of the subscriber printed above.)

Registration Instructions: Register

Delivery Instructions: Deliver the

Securities as set forth below:

Securities as set forth below:

_________________________________

________________________________

Name

Name

_________________________________

________________________________

Account Reference, if applicable

Account reference, if applicable

_________________________________

________________________________

Address

Address

__________________________________

________________________________

City     Province/State          Postal Code

City    Province/State     Postal Code

__________________________________

________________________________

Country

Country

__________________________________

________________________________

Contact Name

Contact Name

__________________________________

________________________________

Telephone Number

Telephone Number

ACCEPTANCE

THE JENEX CORPORATION hereby accepts the above subscription as of this __________day of _______________, 2004.

THE JENEX CORPORATION

By:________________________________

c/s

By:________________________________

EXHIBIT 1

REPRESENTATION LETTER

(Applicable to “Accredited Investors” in the Provinces of British Columbia and Alberta)

TO:

The Jenex Corporation (the “Corporation”) (All capitalized terms not specifically defined herein shall have the same meaning as ascribed in the Subscription Agreement)

In connection with the purchase by the undersigned (the “Purchaser”) of Units in the capital of the Corporation, the Purchaser (s) hereby represents, warrants covenants, and certifies to the Corporation and its legal counsel that:

1.

The Purchaser is resident in one of the Provinces of Alberta or British Columbia; and

2.

The Purchaser is purchasing the Units as principal for its own account; and/or

3.

The Purchaser is an “accredited investor’ within the meaning of Multilateral Instrument 45-103 Capital Raising Exemptions by virtue of satisfying one of the identified criterion as set out in Appendix “A” to this Representation Letter.

4.

The above representations, warranties, and covenants will be true and correct both as of the execution of this agreement and as of the Closing Time and will survive the completion of the issuance of Units.

5.

The foregoing representations, warranties, and covenants are made by the Purchaser with the intent that they be relied upon in determining its suitability as a purchaser of Units and the Purchaser agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which the Corporation or its directors, officers, agents, and employees may suffer or incur caused or arising from reliance thereon. The Purchaser undertakes to immediately notify the Corporation at of any changes in any statement of other information relating to the Purchaser set forth herein which takes placed prior to the Closing Time.

Date:                                                        , 2004

_____________________________________

Print Name of Purchaser

By:__________________________________

Signature

_____________________________________

Title

IMPORTANT: PLEASE IDENTIFY THE CATEGORY OR CATEGORIES

IN APPENDIX “A” ON THE NEXT PAGE THAT DESCRIBE YOU

APPENDIX “A” TO EXHIBIT I

Accredited Investor - (defined in Multilateral Instrument 45-103) means:

_______

(a)

a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada),

_______

(b)

the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

_______

(c)

an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act,

_______(d)

a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

_______(e)

a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario)

_______(f)

an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e),

_______(g)

the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada,

_______(h)

a municipality, public board or commission in Canada,

_______(i)

any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

_______(j)

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions

(Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

_______(k)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

_______(l)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,

_______(m)

a person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse, has net assets of at least $5,000,000, and unless the person or company is an individual that amount is shown on its most recently prepared financial statements,

_______(n)

a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors,

_______(o)

a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts,

_______(p)

a trust company or trust corporation registered or authorized to carry on business under the Trustand Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account,

_______(q)

a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser,

_______(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility advisor or other advisor registered to provide advice on the securities being traded,

_______(s)

an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or

_______(t)

a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

NOTE: THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE CATEGORY OR CATEGORIES OF THE ABOVE DEFINITION.

For the purposes hereof:

(a)

“Canadian financial institution” means a bank, loan corporation, trust company, insurance company,

treasury branch, credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a jurisdiction, or the Confédération des caisses populaires et d'économie Desjardins du Québec;

(b)

“eligibility adviser” means

(i)

an investment dealer or equivalent category of registration, registered under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type

(ii)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or management accountants in a jurisdiction of Canada provided that the lawyer or public accountant:

(A)

does not have a professional, business or personal relationship with the issuer, or any of its directors, senior officers, founders or control persons, and

(B)

has not acted for or been retained personally or otherwise as an employee, senior officer, director, associate or partner of a person or company that has acted for or been retained by the issuer or any of its directors, senior officers, founders or control persons within the previous year;

(c)

“financial assets” means cash and securities;

(d)

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(e)

“fully managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

(f)

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(g)

 “local jurisdiction” means the jurisdiction in which the applicable securities regulatory authority is situate;

(h)

“non-redeemable investment fund” means an issuer,

(i)

whose primary purpose is to invest money provided by its security holders,

(ii)

that does not invest for the purpose of exercising effective control, seeking to exercise effective control or being actively involved in the management of the issuers in which it invests, other than mutual funds or other nonredeemable investment funds, and

(iii)

that is not a mutual fund; and

(i)

“person or company” includes, for the purposes of British Columbia law, an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(j)

“regulator” means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 — Definitions (“NI 14-101”) opposite the name of the local jurisdiction;

(k)

“related liabilities” means:

(i)

liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(ii)

liabilities that are secured by financial assets.

(l)

“securities legislation” means, for the local jurisdiction, the instruments listed in Appendix B on NI 14-101 opposite the name of the local jurisdiction.

EXHIBIT 2

REPRESENTATION LETTER

(Applicable to “Accredited Investors” in the Province of Ontario)

TO:

The Jenex Corporation (the “Corporation”) (All capitalized terms not specifically defined herein shall have the same meaning as ascribed in the Subscription Agreement)

In connection with the purchase by the undersigned (the “Purchaser”) of Units in the capital of the Corporation, the Purchaser (s) hereby represents, warrants covenants, and certifies to the Corporation and its legal counsel that:

1.

The Purchaser is resident in the Province of Ontario; and

2.

The Purchaser is purchasing the Units as principal for its own account; and/or

3.

The Subscriber is an “accredited investor” within the meaning of Ontario Securities Commission Rule 45-501 promulgated under the Securities Act (Ontario) by virtue of satisfying the indicated criterion as set out in Appendix “A” to this Representation Letter; and

4.

The above representations, warranties, and covenants will be true and correct both as of the execution of this agreement and as of the Closing Time and will survive the completion of the issuance of Units; and

5.

The foregoing representations, warranties, and covenants are made by the Purchaser with the intent that they be relied upon in determining its suitability as a purchaser of Units and the Purchaser agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which the Corporation or its directors, officers, agents, and employees may suffer or incur caused or arising from reliance thereon. The purchaser undertakes to immediately notify the Corporation at of any changes in any statement of other information relating to the Purchaser set forth herein which takes placed prior to the Closing Time.

Date:                                                        , 2004

_____________________________________

Print Name of Purchaser

By:__________________________________

Signature

_____________________________________

Title

IMPORTANT: PLEASE IDENTIFY THE CATEGORY OR CATEGORIES

IN APPENDIX “A” ON THE NEXT PAGE THAT DESCRIBE YOU

APPENDIX “A” TO EXHIBIT 2

Accredited Investor - (defined in Ontario Securities Commission Rule 45-501) means:

__________ (a)

a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

__________ (b)

the Business Development Bank incorporated under the Business Development Bank Act (Canada);

__________ (c)

a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

__________ (d)

a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

__________ (e)

a company licensed to do business as an insurance company in any jurisdiction;

__________ (f)

a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary entity;

__________ (g)

a person or company registered under the Securities Act (Ontario) (the “Act”) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

__________ (h)

the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

__________ (i)

any Canadian municipality or any Canadian provincial or territorial capital city;

__________ (j)

any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

__________ (k)

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

__________ (l)

a registered charity under the Income Tax Act (Canada);

__________ (m)

an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

__________ (n)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in eachof those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

__________ (o)

an individual who has been granted registration under the Act or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

__________ (p)

a promoter of the issuer or an affiliated entity of a promoter of the issuer;

__________ (q)

a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

__________ (r)

a person or company that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Act;

__________ (s)

an issuer that is acquiring securities of its own issue;

__________ (t)

a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

__________ (u)

a person or company that is recognized by the Ontario Securities Commission as an accredited investor;

__________ (v)

a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

__________ (w)

a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director of the Ontario Securities Commission or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

__________ (x)

a fully managed account if it is acquiring a security that is not a security of a mutual fund or nonredeemable investment fund;

__________ (y)

an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

__________ (z)

an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; and

__________ (aa)

a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

NOTE: THE SUBSCRIBER MUST INITIAL BESIDE THE APPLICABLE CATEGORY OR CATEGORIES OF THE ABOVE DEFINITION.

For the Purposes Hereof:

(a)

“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(b)

“director” where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

(c)

“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(d)

“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

(e)

“fully managed account” means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

(f)

“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

(g)

“officer” means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer of a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of an issuer or registrant;

(h)

“person” means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(i)

“promoter” means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the issuer, directly or indirectly, receives in consideration of services or property, or both services and property, 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

(j)

“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets; and

(k)

“spouse”, in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

EXHIBIT 3

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided.  This Form will remain on file with the Exchange.  The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates.  If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies.  If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.

Placee Information:

(a)

Name:

(b)

Complete Address:

(c)

(d)

Jurisdiction of Incorporation or Creation:

2.

(a)

Is the Placee purchasing securities as a portfolio manager (Yes/No)?

(b)

Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

3.

If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)

it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)

the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.

If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Dated at

 on

.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature

appears above)

THIS IS NOT A PUBLIC DOCUMENT

EXHIBIT 4

This must be completed and executed by all U.S. Persons.

The Subscriber covenants, represents and warrants to the Corporation that:

(a)

it is a "U.S. Person" as defined in Regulation S under United States Securities Act of 1933, as amended (the  "1933 Act"), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person, and any partnership or corporation organized or incorporated under the laws of the United States;

(b)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment and it is able to bear the economic risk of loss of the investment;

(c)

it is purchasing the Securities for its own account for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to a U.S. Person;

(d)

it understands that the Securities have not been and will not be registered under the 1933 Act and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirement;

(e)

it acknowledges that it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(f)

it agrees that if it decides to offer, sell or otherwise transfer any of the Shares or Warrant Shares, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless the sale is made on TSX Venture Exchange in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

(g)

the Subscriber understands and agrees that the Warrants may not be exercised in the U.S. or by or on behalf of a U.S. Person or a person in the United States unless the Warrant Shares are registered under the 1933 Act and any applicable state securities laws or unless an exemption from such registration requirements is available;

(i)

the Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Shares or Warrant Shares.  The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such Securities.  [In particular, no determination has been made whether the Corporation will be a "passive foreign investment company" ("PFIC") within the meaning of Section 1291 of the United States Internal Revenue Code];

(j)

the Subscriber understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(k)

it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Shares and Warrant Shares, will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SHARES MAY BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

(l)

it understands and acknowledges that the Warrants will bear a legend in substantially the following form:

THIS WARRANT AND THE COMMON SHARES TO BE ISSUED UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE WARRANTS BE EXERCISED WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM.

BY EXERCISING THIS WARRANT, THE HOLDER AGREES FOR THE BENEFIT OF THE CORPORATION THAT THE COMMON SHARES TO BE ISSUED THEREBY MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1993 ACT.

(m)

it consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(n)

the Subscriber, if an individual, is a resident of the state or other jurisdiction listed in its address on the signature page of the Subscription Agreement, or if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the offer to purchase the Shares is the address listed on the signature page of the Subscription Agreement.

SATISFY ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" BESIDE THE APPROPRIATE CATEGORY – IF NONE ARE SELECTED THE SECURITIES WILL NOT BE ISSUED):

Category 1

A bank as defined in Section 3(a)(2) of the 1993 Act whether acting in its individual or fiduciary capacity; or

Category 2

A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

Category 3

A broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act; or

Category 4

An insurance company as defined in Section 2(1) of the 1933 Act; or

Category 5

An investment company registered under the Investment Company Act of 1940; or

Category 6

An business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

Category 7

A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act or 1958; or

Category 8

A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivision for the benefit of its employees, with assets in excess of U.S. $5,000,000; or

Category 9

An employee benefit plan within the meaning of the Employee Retirement Income  Security Act of 1974,  if the investment decision is made by a plan fiduciary, as defined in  Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered  investment adviser, or if  the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with  investment decisions made solely by persons that are accredited investors; or

Category 10

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

Category11

An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000; or

Category 12

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or

Category 13

A director, executive officer or general partner of the Corporation; or

Category 14

A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds US$1,000,000; or

Category 15

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 16

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Securities and Exchange Commission ("SEC") Section 506(b)(2)(ii); or

Category 17

An entity in which all of the equity owners meet one or more of the categories set forth above;

_______________________________________________

DATE

 _______________________________________________

DULY AUTHORIZED SIGNATORY FOR SUBSCRIBER

________________________________________________

(PRINT NAME OF SUBSCRIBER}

Note:  To be executed at the same time as the subscription agreement]

EXHIBIT 5

CERTIFICATION OF NON-CANADIAN BENEFICIAL OWNERSHIP

TO:

THE JENEX CORPORATION

TSX VENTURE EXCHANGE

THE BRITISH COLUMBIA SECURITIES COMMISSION

THE ALBERTA SECURITIES COMMISSION

THE ONTARIO SECURITIES COMMISSION

RE:

PRIVATE PLACEMENT OF UNITS

The undersigned hereby certifies that the certificates for the Securities of The Jenex Corporation registered in the name of the undersigned are beneficially owned by persons that are not residents in Canada.

The undersigned further certifies that except as disclosed herein, the certificates for the Securities registered in the name of the undersigned are not beneficially owned by any officers, directors or insiders of the company.

DATED as of this ___ day of _______________________, 2004.

____________________________________

Name of Certifying Party

____________________________________

Signature of Certifying Party or of authorized signing officer of Certifying Party